
<ARTICLE> 9
<LEGEND>
This Schedule contains summary financial information extracted from the Company's financial statements filed as part of its Annual Report on Form 10-K for the year ended December 31, 1994 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                           9,668
<INT-BEARING-DEPOSITS>                               0
<FED-FUNDS-SOLD>                                     0
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                    106,600
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                      1,581,225<F1>
<ALLOWANCE>                                   (41,311)
<TOTAL-ASSETS>                               1,770,936
<DEPOSITS>                                           0
<SHORT-TERM>                                   179,085
<LIABILITIES-OTHER>                             45,636
<LONG-TERM>                                  1,092,545
<COMMON>                                             1
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     346,672
<TOTAL-LIABILITIES-AND-EQUITY>               1,770,936
<INTEREST-LOAN>                                300,969
<INTEREST-INVEST>                                6,018
<INTEREST-OTHER>                                     0
<INTEREST-TOTAL>                               306,987
<INTEREST-DEPOSIT>                                   0
<INTEREST-EXPENSE>                              87,074
<INTEREST-INCOME-NET>                          219,913
<LOAN-LOSSES>                                   38,334
<SECURITIES-GAINS>                                   0
<EXPENSE-OTHER>                                118,666
<INCOME-PRETAX>                                 91,592
<INCOME-PRE-EXTRAORDINARY>                           0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    58,197
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0
<YIELD-ACTUAL>                                   11.28
<LOANS-NON>                                     19,842
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                39,094
<CHARGE-OFFS>                                 (52,197)
<RECOVERIES>                                    15,060
<ALLOWANCE-CLOSE>                               41,311
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                         41,311

<F1>Aristar, Inc. is technically a Commercial and Industrial Company subject to
Article 5 of Regulation S-X. However, as its primary business is consumer finance, the Company, although not a bank holding company, is engaged in similar lending activities. Therefore, in accordance with Staff Accounting Bulletin Topic 11-K, "Application of Article 9 and Guide 3," the Company has prepared its Financial Data Schedule for the year ended December 31, 1994 using the Article 9 format.

